UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: February 4, 2005

(Date of Earliest Event Reported)

Cost Plus, Inc.

(Exact name of Registrant as specified in its charter)

California	0-14970	94-1067973
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 4th Street

Oakland, California 94607

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (510) 893-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On February 4, 2005, Cost Plus, Inc. (the “Company”) entered into a ten-year fully amortizing $20.0 million Standing Loan Agreement and Swap Commitment with Bank of America, N.A. (the “Lender” and such agreement, the “Loan Agreement”), the proceeds of which were used to finance a portion of the acquisition costs of an approximately 500,000 square foot building on approximately 79 acres of land located in Stockton, California. A copy of the Purchase and Sale Agreement for this purchase was previously filed by the Company as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on December 6, 2004.

The Company’s obligations under the Loan Agreement are secured under a Deed of Trust with Assignment of Rents, Security Agreement and Fixture Filing (California), made by the Company, as Trustor, in favor of PRLAP, Inc., as Trustee, and the Lender as Beneficiary (the “Deed of Trust”).

Interest on the loan is payable monthly at a rate equal to, at the option of the Company, a base rate, which is the Lender’s prime rate, or LIBOR plus 0.875%. In connection with the Loan Agreement and the Deed of Trust, the Company and the Lender entered into an interest rate swap agreement to effectively fix the interest rate on the loan at 5.325%.

The Loan Agreement and the Deed of Trust contain, among other things, various limitations and requirements for the maintenance and use of the acquired property. The Loan Agreement also requires that the Company comply with the covenants contained in Article VII of the Credit Agreement dated as of November 10, 2004, by and among the Company, the Lender as Administrative Agent and L/C Issuer and certain other lenders party thereto (or any amended or successor agreement thereto) (the “Credit Agreement”), regardless of whether the Credit Agreement is in effect at such time. The covenants contained in Article VII of the Credit Agreement include, among other things, a minimum consolidated tangible net worth requirement and limitations on the Company’s ability to make capital expenditures, incur debt, grant liens, make acquisitions, make certain restricted payments such as dividend payments, and dispose of assets. The Credit Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on November 16, 2004.

The events of default under the Loan Agreement include, among other things, payment defaults, cross defaults with certain other indebtedness, breaches of covenants and bankruptcy events. In the case of a continuing event of default, the Lender may, among other remedies, declare due and payable all unpaid principal and interest and foreclose on the collateral under the Deed of Trust. The Loan Agreement will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended January 29, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COST PLUS, INC

By:	/s/ John J. Luttrell
John J. Luttrell
Executive Vice President and Chief Financial Officer (Principal Accounting Officer)

Dated: February 9, 2005